Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into effective as of                                         , by and between ViewCast.com, Inc., d/b/a ViewCast Corporation, a Delaware corporation (the “Company”), and                                          (“Indemnitee”).

RECITALS:

A. Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.

B. The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

C. The Board of Directors of the Company has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Company’s shareholders, and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

D. It is reasonable, prudent, and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company.

E. Indemnitee is willing to serve and continue to serve the Company on the condition that Indemnitee be indemnified to the fullest extent permitted by law.

F. Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee’s agreement to serve or continue to serve as a director or officer of the Company, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

1. CERTAIN DEFINITIONS: For purposes of this Agreement:

(a) “Claim” shall mean any threatened, pending or completed action, suit or proceeding (including, without limitation, securities law actions, suits and proceedings and also any crossclaim or counterclaim in any action, suit or proceeding, or any alternative dispute resolution mechanism), whether civil, criminal, arbitral, administrative or investigative in nature, or any inquiry or investigation (including all appeals therefrom and discovery), whether conducted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding. The final disposition of a Claim shall be as determined by settlement or the judgment of a court or other investigative or administrative body as to which all rights of appeal therefrom have been exhausted or lapsed. The Board of Directors of the Company shall not make a determination as to the final disposition of a Claim.

(b) “Expenses” shall mean all costs, expenses (including attorneys’ and expert witnesses’ fees and disbursements, court costs and travel expenses), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims and any premium, security for, and other costs relating to any cost bond, supersedeas bonds or other appeal bonds or their equivalent), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, Expenses will also include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments.

(c) “Indemnifiable Event” shall mean any actual or alleged act, omission, statement, misstatement, event or occurrence related to the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any actual or alleged thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary or employee benefits plan of the Company or any Subsidiary of the Company shall be deemed to be at the request of the Company.

(d) “Indemnifiable Liabilities” shall mean all Expenses and all other liabilities, damages (including, without limitation, punitive, exemplary, and the multiplied portion of any damages), judgments, payments, fines, penalties, amounts paid in settlement and awards paid or incurred that arise out of, or in any way relate to, any Indemnifiable Event.

(e) “Person” shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or any other entity. A Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(f) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(g) “Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or a majority of the equity interest is owned, directly or indirectly, by that Person.

2. INDEMNIFICATION AND EXPENSE ADVANCEMENT.

(a) The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent permitted by law, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, from and against any and all Indemnifiable Liabilities. Notwithstanding the foregoing, the obligations of the Company under this Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee is not permitted to be indemnified under applicable law, unless pursuant to Section 2(c), a court of competent jurisdiction determines that Indemnitee is permitted to be indemnified under applicable law and all rights of appeal from such determination have been exhausted or lapsed. Nothing contained in this Agreement shall require any determination under the preceding sentence of this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee.

(b) If so requested in writing by Indemnitee, the Company shall advance to Indemnitee all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) (an “Expense Advance”) within ten business days after such request and delivery by Indemnitee of an undertaking to repay Expense Advances if and to the extent such undertaking is required by applicable law prior to the Company’s payment of Expense Advances. The Company shall be obligated from time to time at the request of Indemnitee to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall submit an affidavit stating that the Expenses to which the Expense Advances relate are reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company. If, when, and to the extent that the Reviewing Party determines (or, if applicable, pursuant to Section 2(c), a court of competent jurisdiction makes a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law or pursuant to this Agreement, the Company shall be entitled to be reimbursed by Indemnitee, and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee), for all related Expense Advances theretofore made or paid by the Company; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law or pursuant to this Agreement, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or pursuant to this Agreement shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(c) If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or part under applicable law or pursuant to this Agreement, Indemnitee shall have the right to commence litigation in any court in the state of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.

(d) Any determination by the Reviewing Party that Indemnitee is entitled to indemnification in whole or part under applicable law or pursuant to this Agreement shall be conclusive and binding on the Company and Indemnitee.

3. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, give reasonable notice to the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee unless the Company can demonstrate by clear and convincing evidence that it was materially prejudiced by the failure to receive such notice. With respect to any such Claim as to which Indemnitee becomes involved:

(a) The Company will be entitled to participate therein at its own expense;

(b) Except as otherwise provided below, to the extent that it may wish, the Company may, jointly with any other indemnifying party, assume the defense thereof, with outside counsel which must be reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of the Company’s election so to assume the defense thereof (and consent of Indemnitee as to the Company’s choice of outside counsel, which consent will not be unreasonably withheld), the Company will be liable under this Agreement for all Expenses (subject to Section 11 below and other than as provided below with respect to attorneys’ fees) incurred in connection therewith. If the Company elects to assume the defense of such Claim, Indemnitee shall have the right to employ personal counsel in proceedings related to such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof (and consent of Indemnitee as to the Company’s choice of outside counsel) shall be at the expense of Indemnitee, unless (i) the employment of counsel for Indemnitee has been authorized by the Company, (ii) Indemnitee shall have concluded in good faith that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense (or part of the defense) of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any Indemnifiable Liabilities paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim in any manner which would impose any penalty, sanction or limitation on Indemnitee, or otherwise indicate the existence of any wrongful act by Indemnitee, without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

4. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys’ and expert witnesses’ fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee if Indemnitee, whether by formal proceedings or through demand and negotiation without formal proceedings: (a) seeks to enforce Indemnitee’s rights under this Agreement, (b) seeks to enforce Indemnitee’s rights to expense advancement or indemnification under any other agreement or provision of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), or Bylaws (the “Bylaws”), now or hereafter in effect relating to Claims for Indemnifiable Events, or (c) seeks recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however that the Company shall be entitled to be reimbursed by Indemnitee for any Expense Advances set forth in this Section 4 in accordance with Section 2(b) if the Reviewing Party determines (or, if applicable, a court of competent jurisdiction makes a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to indemnification pursuant to this Agreement, the Certificate of Incorporation or Bylaws or any insurance policy maintained by the Company, as applicable.

5. PARTIAL INDEMNITY. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of Indemnitee’s Indemnifiable Liabilities, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. CONTRIBUTION.

(a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner herein provided) not to be permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall, to the extent permitted by law, contribute to the amount of any and all Indemnifiable Liabilities incurred or paid by Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault (collectively, including the Company, the “Third Parties”), on the other hand.

(b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party after giving effect to, among other things, the relative intent, knowledge, access to information and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(b).

7. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 6 of this Agreement, to the extent permitted by law the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

8. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment shall not create a presumption (other than any presumption arising as a matter of law that the parties may not contractually agree to disregard) that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

9. NON-EXCLUSIVITY. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws, the Certificate of Incorporation, the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. Indemnitee’s rights under this Agreement shall not be diminished by any amendment to the Certificate of Incorporation or Bylaws, or of any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company.

10. LIABILITY INSURANCE.

(a) Rights and Benefits. In all policies of directors’ and officers’ liability insurance (“D&O Insurance”) that the Company obtains and maintains, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(b) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance.

11. EXCEPTIONS. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 11(a) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 2(b) to receive Expense

Advances hereunder with respect to any such Claim unless and until the Reviewing Party determines (or, if applicable, a court of competent jurisdiction makes a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such Claim, or (iii) as otherwise required under the Delaware General Corporation Law unless and until the Reviewing Party determines (or, if applicable, a court of competent jurisdiction makes a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to such indemnification or insurance recovery, as the case may be.

(c) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits relating to a violation of Section 16(b) of the Exchange Act arising from the purchase and sale by Indemnitee of securities, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 11(c) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 2(b) to receive Expense Advances hereunder with respect to any such Claim unless and until the Reviewing Party determines (or, if applicable, a court of competent jurisdiction makes a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

12. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 1(c) of this Agreement or (ii)(A) the final termination or resolution of all Claims with respect to Indemnitee commenced during such 10-year period and (B) either (x) receipt by Indemnitee of the indemnification to which he is entitled hereunder with respect thereto or (y) a final adjudication or binding arbitration that Indemnitee is not entitled to any further indemnification with respect thereto, as the case may be.

13. AMENDMENTS. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party granting the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

14. OTHER SOURCES. Indemnitee shall not be required to exercise any rights that Indemnitee may have against any other Person (for example, under an insurance policy) before Indemnitee enforces his rights under this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances Indemnitee Expenses, the Company shall be subrogated to the rights of Indemnitee and shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s costs and expenses of doing so. If Indemnitee is actually indemnified or advanced Expenses by any third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify Indemnitee or advance Indemnitee Expenses.

15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or, at the Company’s request, another enterprise, and regardless of whether the Indemnitee left the position with the Company or such other enterprise voluntarily or involuntarily.

16. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

18. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. NOTICES. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by the Secretary, Chief Executive Officer, or President of the Company shall be deemed receipt of such notice by the Company.

20. COMPLETE AGREEMENT. This Agreement constitutes the complete understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

21. COUNTERPARTS; ELECTRONIC SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart. The exchange of copies of this Agreement and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

[Signature Page Follows]

EXECUTED as of the date first written above.

VIEWCAST.COM, INC., D/B/A VIEWCAST CORPORATION

By:
Title:

INDEMNITEE:

By: